UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2006

LINCOLN BANCORP
(Exact name of registrant as specified in its charter)

INDIANA	000-25219	35-2055553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1121 East Main Street, Plainfield, Indiana		46168-0510
(Address of principal executive offices)		(Zip Code)

(317) 839-6539
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Lincoln Bancorp has previously reported that effective May 2, 2005, its subsidiary, Lincoln Bank, consented to the issuance by the Office of Thrift Supervision (the “OTS”) of a Consent Order to Cease and Desist for Affirmative Relief (“Consent Order”) relating, among other things, to the correction of certain deficiencies and noncompliance with the Flood Disaster Protection Act, the Truth-In-Lending Act and the Bank Secrecy Act. The Bank has taken steps over the last year or so to comply with the provisions of that Consent Order. On June 6, 2006, the OTS terminated the Consent Order.

As a result of this action by the OTS, the Bank is now free to pursue its application with the Indiana Department of Financial Institutions (the “DFI”) to convert the Bank from a federally chartered savings bank to a state chartered commercial bank and an application with the Federal Reserve Bank of Chicago to convert Lincoln Bancorp to a bank holding company and a financial holding company. Management has resumed work on these applications and anticipates final regulatory approval of the charter conversion before the end of the year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 16, 2006	LINCOLN BANCORP

	By:	/s/ John M. Baer
John M. Baer, Secretary and Treasurer